Exhibit 99.1


MOBIUS                                             MOBIUS Financial News Release


                                      Contact:  Mobius Management Systems, Inc.
                                                Ray Kunzmann
                                                914-921-7446
                                                rkunzman@mobius.com

                                                Investor Relations
                                                Makovsky & Company Inc.
                                                Gene Marbach
                                                212-508-9645
                                                emarbach@makovsky.com

                                                Media Relations
                                                Dukas Public Relations Inc.
                                                Richard Dukas
                                                212-704-7385
                                                richard@dukaspr.com


For Immediate Release

                          MOBIUS MANAGEMENT SYSTEMS, INC. REPORTS
                           RESULTS FOR FISCAL SECOND QUARTER 2005

Rye, NY, February 1, 2005 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of software for total content management (TCM), today announced results for its fiscal second quarter 2005.

Total consolidated revenues for the quarter ended December 31, 2004 were $18.2 million, compared with $23.3 million for the same period last year. Software license revenues for the fiscal second quarter of 2005 were $6.9 million, compared with $11.5 million in the fiscal second quarter of the prior year. Maintenance revenues were $10.2 million in this fiscal second quarter, compared with $10.0 million in the fiscal second quarter of the prior year. Net loss for the fiscal second quarter of 2005 was $1.1 million, or $0.06 per diluted share, as compared with last year's fiscal second quarter profit of $2.0 million, or $0.10 per diluted share. Mobius previously released preliminary results for the fiscal second quarter on January 4, 2005.


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For the six months ended December 31, 2004, total consolidated revenues were
$35.3 million, compared with $46.7 million for the same period last year. Net loss for the first half of fiscal 2005 was $2.4 million, or $0.13 per diluted share, as compared with a profit of $4.1 million, or $0.21 per diluted share, for the same period last year.

As of December 31, 2004, cash totaled $31.1 million, compared with $33.6 million at June 30, 2004. As of December 31, 2004, total software license installments receivable amounted to $35.6 million, as compared with the June 30, 2004 balance of $36.5 million. The Company had no bank debt outstanding at December 31, 2004.

Commenting on the results, Mitch Gross, President and CEO of Mobius, said, "Our performance in the second quarter and the first half of our fiscal year is disappointing. Our results were impacted by several factors including continuing efforts to build pipeline for both our new and existing products, failure to close business in existing product lines and increased product development and integration expenses related to newly developed and acquired products."

Mr. Gross continued, "We made a strategic decision to separate the Vice President of Sales and Marketing positions to drive a more focused effort in each area, and are well into our search for a Vice President of Marketing. In light of the recent unfortunate news that Joseph Tinnerello, our Senior Vice President of Sales and Marketing, has stepped down to devote his full efforts to his battle against cancer, we have begun a search for a Vice President of Worldwide Sales. In the interim, sales management responsibilities are being handled by our three Vice Presidents of Sales, covering all regions of the globe, who are reporting directly to me.

"We have also made internal changes within our development team, reallocating resources to speed the completion of the integration of our newer products with existing products while maintaining Mobius's high quality development standards. In terms of spending, we have recently made some reductions to reflect our current revenue run rate, while sustaining our


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ability to grow and deliver products to meet our customers' needs. We will continue to monitor our spending levels and make further adjustments as appropriate. I note that we have a strong balance sheet, including over $31 million in cash, over $35 million in license installments receivable, and no debt. This stands us in good stead as we continue to make the improvements to our business necessary to return to revenue growth and profitability."

Guidance
--------
In conclusion, Mr. Gross said, "Given our sales cycle and normal seasonality, as well as the time needed for some of our personnel changes to be implemented and then start to gain traction, we are currently forecasting our fiscal third quarter revenue to be between $17.0 million and $19.0 million, which would result in a loss of between $0.05 and $0.09 per share."

Recent Highlights
-----------------

Mobius To Present at Brean Murray & Co., Inc. Institutional Investor Conference:
On February 2, 2005, the management of Mobius will present to investors at the Brean Murray & Co., Inc. Institutional Investor Conference at the New York Palace Hotel. The presentation will also be available via Web cast.

Mobius's Senior Vice President of Sales & Marketing Stepping Down: Mobius announced that Joseph G. Tinnerello has stepped down from his role as Senior Vice President of Sales & Marketing effective January 14, 2005, to devote all of his efforts to his battle against his recently diagnosed cancer.

Mobius Presents at Seventh Annual Needham Growth Conference: On January 12, 2005, the management of Mobius presented to investors at Needham & Company's Seventh Annual Growth Conference at the New York Palace Hotel. The presentation was also available via Web cast.


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Linux Support for Mobius Web Presentment: Mobius announced native support in
DocumentDirect(R) for the Internet for RedHat Enterprise Linux ES. DocumentDirect for the Internet, a component of the ViewDirect(R) TCM suite, uses high-performance search and indexing to quickly access content in any format.

Conference Call Information
---------------------------
Mobius will hold its quarterly conference call today at 10:00 AM EST to discuss its fiscal second quarter 2005 results. Interested persons wishing to listen to the conference call via Web cast may access it at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=113759&eventID=
1003012

The conference call will be available for playback following the live call from approximately 12:00 p.m. (Eastern) on Tuesday, February 1, until 11:59 p.m. (Eastern) on Monday, February 7. The number for the replay is 800-642-1687. Callers should enter pin number 3343465.


About Mobius
------------
Mobius Management Systems, Inc. (www.mobius.com) is a leading provider of integrated solutions for total content management (TCM). The company's ViewDirect(R) TCM suite integrates content from multiple, disparate repositories and delivers it via content-intensive applications including Web site, digital asset and document management; workflow and imaging; Internet presentment and payment; e-mail and records management; and enterprise report distribution. The Mobius customer base is made up of leading companies across all industries, including more than sixty percent of the Fortune 100. The company, founded in 1981, is headquartered in Rye, New York, with sales offices in the U.S., Canada, the United Kingdom, France, Germany, Italy, Sweden, the Netherlands, Switzerland, Australia, Japan and Singapore, as well as a network of agents in Central and South America, Europe, Middle East, Africa and Asia.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the company's control, which may cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements.


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Important factors that might affect actual results, performance or achievements include, among other things, market acceptance of Mobius's products, ability to manage expenses, fluctuations in period to period results, seasonality, uncertainty of future operating results, compliance with the Sarbanes-Oxley Act, long and unpredictable sales cycles, technological change, extended payment risk, product concentration, competition, international sales and operations, expansion of indirect channels, increased investment in professional services, protection of intellectual property, dependence on licensed technology, risk of product defects, product liability, management of growth, dependence on executive management, other key employees and subcontractors, concerns about transaction security on the Internet, changes in accounting for employee stock options, general conditions in the economy and the impact of recently enacted or proposed regulations. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 10, 2004, and its Quarterly Reports on Form 10-Q. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

                                       ###

ViewDirect and DocumentDirect are registered trademarks of Mobius Management Systems, Inc. All other trademarks are property of their respective owners.

                               (Tables to follow)


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

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (unaudited, in thousands, except per share data)


                                                            Three Months Ended                Six Months Ended
                                                         12/31/04        12/31/03          12/31/04        12/31/03
                                                         --------        --------          --------        --------

Revenues:
   Software license                                      $  6,875        $ 11,503          $ 13,079        $ 24,004
   Maintenance                                             10,216          10,044            20,219          20,046
   Professional service and other                           1,081           1,749             2,002           2,657
                                                         --------        --------          --------        --------
     Total revenues                                        18,172          23,296            35,300          46,707
                                                         --------        --------          --------        --------

Cost of revenues:
   Software license                                           240             389               456             724
   Maintenance                                              1,908           1,562             3,987           3,256
   Professional service and other                           1,041           1,894             1,881           2,956
                                                         --------        --------          --------        --------
     Total cost of revenues                                 3,189           3,845             6,324           6,936
                                                         --------        --------          --------        --------

Gross profit                                               14,983          19,451            28,976          39,771
                                                         --------        --------          --------        --------

Operating expenses:
   Sales and marketing                                      9,128           8,880            17,256          18,313
   Research and development                                 5,850           4,927            11,496           9,930
   General and administrative                               3,013           2,904             5,725           5,714
                                                         --------        --------          --------        --------
     Total operating expenses                              17,991          16,711            34,477          33,957
                                                         --------        --------          --------        --------

Income (loss) from operations                              (3,008)          2,740            (5,501)          5,814

Miscellaneous income, net                                     544             454             1,105             879
                                                         --------        --------          --------        --------
Income (loss) before income taxes                          (2,464)          3,194            (4,396)          6,693
Provision for (benefit from) income taxes                  (1,363)          1,146            (2,022)          2,609
                                                         --------        --------          --------        --------

Net income (loss)                                        $ (1,101)       $  2,048          $ (2,374)       $  4,084
                                                         ========        ========          ========        ========

Basic weighted average shares                              18,383          17,857            18,341          17,706
Basic earnings (loss) per share                          $  (0.06)       $   0.11          $  (0.13)       $   0.23
Diluted weighted average shares                            18,383          20,266            18,341          19,909
Diluted earnings (loss) per share                        $  (0.06)       $   0.10          $  (0.13)       $   0.21

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                         MOBIUS MANAGEMENT SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)


                                                          12/31/04       6/30/04
                                                          --------       -------
Assets:
Current Assets:
  Cash and cash equivalents                                $31,109       $33,592
  Accounts receivable, net                                  10,438        11,874
  Software license installments, current                    14,469        14,172
  Other current assets                                       2,436         2,348
                                                           -------       -------
Total Current Assets                                        58,452        61,986

Property and equipment, net                                  4,128         4,257
Software license installments, non-current                  21,121        22,358
Deferred income taxes, non-current                           5,048         2,514
Other non-current assets                                     4,290         4,461
                                                           -------       -------

Total Assets                                               $93,039       $95,576
                                                           =======       =======

Liabilities & Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued expenses                    $16,264       $18,039
  Deferred revenues, current                                22,363        21,973
  Deferred income taxes, current                             5,609         5,482
                                                           -------       -------
Total Current Liabilities                                   44,236        45,494

Deferred revenues, non-current                               4,090         4,704
Deferred income taxes, non-current                             239           239

Total Stockholders' Equity                                  44,474        45,139
                                                           -------       -------

Total Liabilities and Stockholders' Equity                 $93,039       $95,576
                                                           =======       =======



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